UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

HOUSTON WIRE & CABLE COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

HOUSTON WIRE & CABLE COMPANY

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 1, 2007

To Our Stockholders:

The 2007 annual meeting of stockholders of Houston Wire & Cable Company will be held at our corporate headquarters, 10201 North Loop East, Houston, Texas 77029 on Tuesday, May 1, 2007, at 8:30 a.m., central time.  The 2007 annual meeting of stockholders is being held for the following purposes:

1.  To elect seven directors to serve on the Board of Directors until the 2008 annual meeting of stockholders and until their successors have been elected and qualified (Proposal No. 1);

2.  To approve our 2006 Stock Plan (Proposal No. 2); and

3.  To transact such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

Only stockholders of record at the close of business on March 5, 2007 are entitled to vote at the meeting or at any postponement or adjournment thereof.

Please act promptly to vote your shares with respect to the proposals described above.  You may vote your shares by marking, signing, dating and mailing the enclosed proxy card.  You may also vote by telephone or through the Internet by following the instructions set forth on the proxy card. If you attend the annual meeting, you may vote in person, even if you have previously submitted a proxy.

By Order of the Board of Directors,

Nicol G. Graham
Vice President, Chief Financial Officer, Treasurer and Secretary

April 5, 2007

HOUSTON WIRE & CABLE COMPANY

10201 North Loop East

Houston, Texas 77029

PROXY STATEMENT

This proxy statement contains information related to the 2007 annual meeting of stockholders of Houston Wire & Cable Company, a Delaware corporation (the “Company,” “we” or “us”) that will be held at our corporate headquarters, 10201 North Loop East, Houston, Texas 77029 on Tuesday, May 1, 2007, at 8:30 a.m., central time, and at any postponements or adjournments thereof.  The approximate date of mailing for this proxy statement, proxy card, as well as a copy of our annual report to stockholders and annual report on Form 10-K for the year ended December 31, 2006, is April 5, 2007.

ABOUT THE MEETING

 What is the purpose of this proxy statement?

The purpose of this proxy statement is to provide information regarding matters to be voted on at the 2007 annual meeting of our stockholders.  Additionally, it contains certain information that the Securities and Exchange Commission (the “SEC”) requires us to provide annually to stockholders.  The proxy statement is also the document used by our board to solicit proxies to be used at the 2007 annual meeting.  Proxies are solicited to give all stockholders of record an opportunity to vote on the matters to be presented at the annual meeting, even if they cannot attend the meeting.  The board has designated Charles A. Sorrentino and Scott L. Thompson as proxies, who will vote the shares represented by proxies at the annual meeting in the manner indicated by the proxies.

 What proposals will be voted on at the annual meeting?

Stockholders will vote on the following proposals at the annual meeting:

•	the election of seven directors, each to serve until the next annual meeting and until a successor is duly elected and qualified (Proposal No. 1);

•	the approval of our 2006 Stock Plan (Proposal No. 2); and

•	any other business properly coming before the annual meeting and any adjournment or postponement thereof.

 Who is entitled to vote?

Each outstanding share entitles its holder to cast one vote on each matter to be voted upon at the annual meeting.  Only stockholders of record at the close of business on the record date, March 5, 2007, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting.  If your shares are held in “street name,” please refer to the information forwarded to you by your bank, broker or other holder of record to see what you must do to vote your shares.

A complete list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder at our corporate headquarters, 10201 North Loop East, Houston, Texas 77029, during normal business hours for a period of ten days before the annual meeting and at the time and place of the annual meeting.

 What is the difference between a stockholder of record and a beneficial holder of shares?

If your shares are registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, you are considered a stockholder of record with respect to those shares.  If this is the case, the stockholder proxy materials have been sent or provided directly to you by us.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name.” If this is the case, the proxy materials have been forwarded to you by your brokerage firm, bank or other nominee, which is considered the stockholder of record with respect to these shares.  As the beneficial holder, you have the right to direct your broker, bank or other nominee how to vote your shares.  Please contact your broker, bank, or other nominee for instructions on how to vote any shares you beneficially own.

 Who can attend the meeting?

All stockholders of record as of March 5, 2007, or their duly appointed proxies, may attend the meeting.  If you hold your shares in “street name,” you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

 What constitutes a quorum?

A quorum of stockholders is necessary to hold the annual meeting.  The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum.  As of the record date, 20,867,172 shares of our common stock were outstanding.  Proxies received but marked as abstentions will be included in the calculation of the number of shares considered present at the meeting for purposes of establishing a quorum.

 How do I vote?

You may vote in person at the meeting or by proxy or by any of the following methods:

•	Telephoning the toll-free number listed on the proxy card;

•	Using the Internet site listed on the proxy card; or

•	Marking, dating, signing and returning the enclosed proxy card.

We recommend that you vote by proxy even if you plan to attend the meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting.  If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct on the proxy card.  If you are a stockholder of record and attend the meeting, you may vote at the meeting or deliver your completed proxy card in person.  You should follow the instructions set forth on the proxy card, being sure to complete it, to sign it and to mail it in the enclosed postage-paid envelope.

If your shares are held in “street name,” please refer to the information forwarded to you by your bank, broker or other holder of record to see what you must do in order to vote your shares.  If you are a “street name” stockholder and you wish to vote in person at the meeting, you will need to obtain a proxy from the institution that holds your shares and present it to the inspector of elections with your ballot when you vote at the annual meeting.

 Can I change my vote after I return my proxy card?

You can revoke your proxy, whether it was given by telephone, Internet or mail, before it is voted by:

•	Delivering to our Secretary at the address on the first page of this proxy statement a written notice of revocation of your proxy before or at the annual meeting and prior to voting;

•	Delivering a new duly executed proxy bearing a later date, including a proxy given by telephone or via the Internet; or

•	Voting in person at the annual meeting.

The last vote you submit chronologically (by any means) will supersede your prior vote(s).  Your attendance at the annual meeting will not, by itself, revoke your proxy.

If your shares are held in a “street name,” you may vote in person at the annual meeting if you obtain a proxy as described in the answer to the previous question.  The powers of the proxy holders with regard to your shares will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not, by itself, revoke a previously granted proxy.

How many votes are required for the proposals to pass?

Directors are elected by a plurality vote.  Accordingly, the director nominee with the greatest number of votes cast will be elected.  The proposal to ratify the selection of our independent auditors requires the approval of a majority of the votes present, in person or by proxy, and entitled to vote on the matter.

 How are abstentions and broker non-votes treated?

If a stockholder abstains from voting on any proposal, except with respect to Proposal No. 1, it will have the same effect as a vote “AGAINST” that proposal.

Broker non-votes and shares as to which proxy authority has been withheld with respect to any matter are not entitled to vote for purposes of determining whether stockholder approval for that matter has been obtained and, therefore, will have no effect on the outcome of the vote on any such matter.  A broker “non-vote” occurs on a proposal when shares held of record by a broker are present or represented at the meeting but the broker is not permitted to vote on that proposal without instruction from the beneficial owner of the shares and no instruction has been given.  For instance, brokers will not have authority to vote on Proposal No. 2.  Therefore, broker non-voting will not have any effect on that proposal.

 What if I do not specify a choice for a matter when returning a proxy?

Stockholders should specify their choice for each matter on the enclosed proxy.  If no specific instructions are given, proxies that are signed and returned will be voted “FOR” the election of the nominee for director and “FOR” the approval of our 2006 stock plan.

 Will anyone contact me concerning this vote?

No arrangements or contracts have been made or entered into with any solicitors as of the date of this proxy statement, although we reserve the right to engage solicitors if we deem them necessary.  If done, such solicitations may be made by mail, telephone, facsimile, e-mail or personal interviews.

 What are the board’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the enclosed proxy card will vote in accordance with the recommendations of the board of directors.

The board’s recommendations, together with the description of each proposal, are set forth in this proxy statement.  In summary, the board recommends that you vote:

•	“FOR” the election of nominees for director (see page 5); and

•	“FOR” the approval of our 2006 Stock Plan (see page 21).

 What happens if additional matters are presented at the annual meeting?

Other than the two proposals described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting.  If you grant a proxy, the persons named as proxy holders on the enclosed proxy card will vote your shares on any additional matters properly presented for a vote at the meeting as recommended by the board or, if no recommendation is given, in their own discretion.

Who will tabulate and certify the vote?

Representatives of ADP – Investor Communication Services (ADP) will tabulate the votes.  Jennifer Flynn, Account Executive of ADP will be the Inspector of Elections.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of shares of our common stock for (i) each stockholder who is known by us to own beneficially more than 5% of the outstanding shares of our common stock, (ii) each of our directors, (iii) each of our executive officers named in the Summary Compensation Table on page 16 and (iv) all of our directors and executive officers as a group as of March 5, 2007, unless otherwise indicated.

Beneficial Owner	Beneficial Ownership Common Stock
5% Stockholders	Number of Shares	Percentage
Code, Hennessy & Simmons II, L.P. (2) 10 South Wacker Drive, Chicago, Illinois 60606	7,908,714	37.9
Wells Fargo and Company(3) 420 Montgomery Street, San Francisco, CA 94104	1,875,796	9.0
Gilder, Gagnon, Howe & Co., LLC(4) 1775 Broadway, 26th Floor, New York, NY 10019	1,073,763	5.1
Executive Officers and Directors
Charles A. Sorrentino	1,504,438	7.2
Nicol G. Graham(5)	202,400	*
I. Stewart Farwell	2,000	*
Peter M. Gotsch(6)	7,908,714	37.9
Robert G. Hogan	1,000	*
Wilson B. Sexton	25,000	*
William H. Sheffield	—	—
Scott L. Thompson	—	—
All directors and executive officers as a group (8 persons)	9,643,552	46.2

*	Less than 1%

(1)

The information contained in this table was furnished to us by the individuals named in the table and reflects the SEC’s definition of beneficial ownership. Except as noted below, the nature of beneficial ownership for shares shown in this table is sole voting and/or investment power (including shares as to which spouses and minor children of the individuals covered by this table have such power).

(2)

Code, Hennessy & Simmons II, Inc. is the general partner of CHS Management II, L.P., which in turn is the general partner of Code, Hennessy & Simmons II, L.P. Code, Hennessy & Simmons II, Inc. and CHS Management II, L.P. may be deemed to beneficially own these shares, but disclaim beneficial ownership of shares in which they do not have a pecuniary interest. The shareholders and officers of Code, Hennessy & Simmons II, Inc. are Andrew W. Code, Daniel J. Hennessy and Brian P. Simmons. Messrs. Code, Hennessy and Simmons may be deemed to beneficially own these shares due to the fact that they share investment and voting control over shares held by Code, Hennessy & Simmons II, L.P., but disclaim beneficial ownership of shares in which they do not have a pecuniary interest.

(3)	As reported on statements made on Schedule 13 G filed with the SEC on behalf of Wells Fargo and Company and Wells Capital Management Incorporated on January 26, 2007.

(4)	As reported on statements made on Amendment No. 1 to Schedule 13 G filed with the SEC on behalf of Gilder, Gagnon, Howe & Co., LLC on February 14, 2007.

(5)	Includes 103,772 shares owned by the Nicol Gordon Graham IRA—Chase Bank and 3,375 shares issuable upon the exercise of options that could be exercised within 60 days after December 31, 2006.

(6)

Mr. Gotsch is a limited partner of CHS Management II, L.P., which is the general partner of Code, Hennessy & Simmons II, L.P., and he disclaims beneficial ownership of the shares in which he does not have a pecuniary interest.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Our amended and restated bylaws provide for each director to stand for election each year at our annual meeting and to serve until the next annual meeting and until a successor is duly elected and qualified.

The nominating and corporate governance committee has recommended, and the board also recommends, that the stockholders elect the nominees designated below to serve until our annual meeting and until their successors are duly elected and qualified.  The nominees for election to the office of director, and certain information with respect to their backgrounds, are set forth below.

It is the intention of the persons named in the accompanying proxy card, unless otherwise instructed, to vote to elect the nominees named herein as the directors.  The nominees named herein presently serve as members of the board of directors, and each nominee has consented to serve as a director if elected at this year’s annual meeting.  In the event the nominees named herein are unable to serve as directors, discretionary authority is reserved to the board to vote for a substitute.  The board has no reason to believe that any nominee named herein will be unable to serve if elected.

Nominees Standing for Election to the Board

Name	Age	Title
I. Stewart Farwell	65	Director
Peter M. Gotsch	42	Chairman of the Board of Directors
Robert G. Hogan	38	Director
Wilson B. Sexton	70	Director
William H. Sheffield	58	Director
Charles A. Sorrentino	62	President, Chief Executive Officer and Director
Scott L. Thompson	47	Director

Business Experience of Nominees to the Board

Charles A. Sorrentino
President, Chief Executive Officer and Director

Mr. Sorrentino has served as a member of our Board of Directors since 1998. Mr. Sorrentino joined us as President and Chief Executive Officer in 1998. Prior to joining us, Mr. Sorrentino served as President of Pameco Corporation, a national heating, ventilation, air conditioning and refrigeration distributor, from 1994 to 1998. Pameco was a $600 million distributor that was listed on the New York Stock Exchange following an initial public offering in 1997 and was later merged into a larger company. Prior to working with Pameco, Mr. Sorrentino served with PepsiCo, Inc. for nine years. During this time, he held a variety of positions, including Subsidiary President, Division Vice President and Region Vice President. After completing college, Mr. Sorrentino served twelve years with United Technologies (Sundstrand Corporation), a NYSE-listed manufacturer of industrial, heating and air conditioning components in a variety of engineering, sales, marketing and executive management functions. Mr. Sorrentino earned a M.B.A. from the University of Chicago and a B.S. in Mechanical Engineering from Southern Illinois University. He also served in the United States Marine Corps.

Peter M. Gotsch
Chairman of the Board of Directors

Mr. Gotsch has served as a member of our Board of Directors since 1997. He has been a member of Code Hennessy & Simmons LLC since 1997 and employed by its affiliates since 1989.  He holds a B.A. degree from St. Olaf College and an M.B.A. from Northwestern University. He currently serves as the Chairman of the Board of The Hillman Companies, Inc. and on the Board of Directors of Beacon Roofing Supply, Inc.

I. Stewart Farwell
Director

Mr. Farwell has served as a member of our Board of Directors since June 2006. Mr. Farwell has been the CEO of Rheem Manufacturing Company since February 2006. Mr. Farwell served as COO of Rheem from June 2002 until July 2005 and he served as President of Rheem’s HVAC Division from July 2000 until June 2002. Rheem Manufacturing Company is a leading North American producer of water heaters, central warm air furnaces and air conditioners, and swimming pool heaters and commercial boilers.

Robert G. Hogan
Director

Mr. Hogan has served as a member of our Board of Directors since 2005. He joined Code Hennessy & Simmons LLC in 2000 and has been a Vice President since 2003. He holds a B.A. degree from the University of Notre Dame and an M.B.A. from Northwestern University.

Wilson B. Sexton
Director

Mr. Sexton has served as a member of our Board of Directors since May 2006. He has been the Chairman of the Board and a director of SCP Pool Corporation since 1993. From January 1999 to May 2001, Mr. Sexton also served as Chief Executive Officer of SCP Pool Corporation. Mr. Sexton is a Certified Public Accountant and holds a B.B.A. degree from Southern Methodist University. He is currently on the Board of Directors of Beacon Roofing Supply, Inc.

William H. Sheffield
Director

Mr. Sheffield has served as a member of our Board of Directors since August 2006. Mr. Sheffield is a corporate director and serves on a number of boards of directors, including Ontario Power Generation Inc., Canada Post Corporation, Corby Distilleries Ltd. and Velan Inc. Mr. Sheffield served as Chief Executive Officer of Sappi Fine Paper from 2001 until 2003.

Scott L. Thompson
Director

Mr. Thompson has served as a member of our Board of Directors since June 2006. Mr. Thompson consults with private equity companies and serves on the Boards of Directors of Conn’s, Inc. and UAP Holding Corp. Mr. Thompson was a founder of Group 1 Automotive, Inc., a Fortune 500 specialty retailer in the automotive retailing industry. Mr. Thompson served as the Chief Financial Officer and Treasurer of Group 1 Automotive, Inc. from 1996 until 2005. Mr. Thompson is a Certified Public Accountant.

Board recommendation and stockholder vote required

The board of directors recommends a vote “FOR” the election of the nominees named above (Proposal No. 1 on the accompanying proxy card).

The affirmative vote of a plurality of the votes cast at the meeting at which a quorum is present is required for the election of the nominee.

CORPORATE GOVERNANCE AND BOARD COMMITTEES

Board Composition

Our board of directors currently consists of seven directors.  Each  director is elected for a term of one year and serves until a successor is duly elected and qualified or until his or hear death, resignation or removal.  There are no family relationships between any of our directors or executive officers.  Our executive officers are elected by and serve at the discretion of the board of directors.

Director Independence

A majority of our board of directors is independent, as required by and as defined in Nasdaq Marketplace Rule 4200(a)(15). We believe that Messrs. Farwell, Sexton, Sheffield and Thompson are independent under The Nasdaq Marketplace Rules, and that Mr. Sorrentino, our Chief Executive Officer, Mr. Gotsch, our current Chairman of the Board, and Mr. Hogan, an employee of Code Hennessy & Simmons LLC, are not currently independent under The Nasdaq Marketplace Rules. Under Rule 4200(a)(15), a director is considered independent as long as he or she does not have a relationship with the Company or management which would interfere with the exercise of independent judgment in carrying out the director’s responsibilities. The Nasdaq Marketplace Rules also enumerate certain relationships which preclude a finding of independence and generally provide that an individual cannot be considered independent if, among other things, he or she is a current officer or other employee of the issuer or directly or indirectly receives certain significant payments from the issuer other than in his or her capacity as a director or board committee member. The Nasdaq Marketplace Rules provide newly-public companies a one-year grace period in which to achieve full compliance with the requirements to have a majority of independent directors and entirely independent audit, compensation and nominating committees. We have already met these requirements with respect to our board of directors and our nominating committee. We expect to meet the remaining requirements prior to June 20, 2007, the first anniversary of our initial public offering.

Board Meetings

The board met 3 times during 2006.  Each director attended all of the meetings of the board.  Absent special circumstances, each director is expected to attend the annual meeting of stockholders.  All persons who were directors during 2006 attended at least 75% of these meetings and meetings of committees on which they served.

Executive Sessions

The board of directors of the Company meets in executive sessions separate from management approximately 8 times a year.  The independent directors of the Company met in executive sessions 2 times during 2006, and the non-management directors, which include all the independent directors as well as Messrs. Gotsch and Hogan, met in executive sessions 2 times during 2006.

Committees Established by the Board of Directors

The board has three standing committees: (1) Audit Committee; (2) Nominating and Corporate Governance Committee; and (3) Compensation Committee.  As of April 1, 2007, the membership of the standing committees was as follows (Messrs. Sorrentino and Hogan are currently not appointed to any of the standing committees):

Nominating and
Corporate
	Audit		Governance	Compensation
Name	Committee	`	Committee	Committee
Peter M. Gotsch	*			Chairperson
Ian Stewart Farwell			Chairperson
Wilson B. Sexton	*			*
William H. Sheffield			*	*
Scott L. Thompson	Chairperson		*
* indicates member

Audit Committee.  The audit committee consists of Messrs. Thompson, Gotsch, and Sexton.  Mr. Thompson serves as the Chairperson.  The board has determined that each of Messrs. Thompson and Sexton are independent for purposes of Rule 4200(a)(15) of NASDAQ’s Marketplace Rules and Rule 10A-3(b)(1) of the Exchange Act.  As required by applicable NASDAQ rules, we intend for the audit committee to be fully independent within one year of our initial public offering.  Each of the audit committee members is financially literate as determined by our board in its business judgment.  The board has also determined that Mr. Thompson is an “audit committee financial expert” as such term is defined under the applicable SEC rules.

The audit committee was established in connection with our initial public offering in June 2006 and met 2 times between June 2006 and December 31, 2006.  The board has adopted an audit committee charter, a copy of which may be found by accessing the “Investor Relations” section of our website at http://www.houwire.com and clicking on the “Corporate Governance” link.

The principal duties and responsibilities of the audit committee are to assist the board in its oversight of:

•	the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company;

•	the independent auditors’ qualifications and independence; and

•	the performance of the independent auditors.

Our audit committee is also responsible for:

•	maintaining free and open communication between the committee, independent auditors, and management of the Company;

•	reviewing and appraising the fairness of related party transactions; and

•	preparing the report required to be prepared pursuant to the rules of the SEC for inclusion in the Company’s annual proxy statement.

The audit committee shall also have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of counsel, accountants or other experts and advisors, as it deems necessary or appropriate.  See the “Report of the Audit Committee of the Board of Directors” on page 19.

Nominating and Corporate Governance Committee.  The nominating and corporate governance committee consists of Messrs. Farwell, Sheffield, and Thompson.  Mr. Farwell serves as the Chairperson.  The board has determined that all committee members are independent for purposes of Rule 4200(a)(15) of NASDAQ’s Marketplace Rules.

The nominating and corporate governance committee was established in connection with our initial public offering in June 2006 and met 1 time between June 2006 and December 31, 2006.  The board has adopted a nominating and corporate governance committee charter, a copy of which may be found by accessing the “Investor Relations” section of our website at http://www.houwire.com and clicking on the “Corporate Governance” link.

The principal duties and responsibilities of the corporate governance committee are as follows:

•	to identify and recommend potential candidates qualified to become directors, consistent with criteria approved by the board;

•	to recommend to the board director nominees to be presented for shareholder approval at the annual meeting;

•	to recommend directors for appointment to board committees; and

•	to establish, subject to approval by the full board, criteria and personal qualifications to be used in making selections of candidates to the board of directors.

The criteria that the nominating and corporate governance committee establishes may include a candidate’s business and financial experience and acumen, integrity, willingness to devote the necessary time and energy to fulfill the duties and responsibilities of a director, independence and other criteria and qualifications as the nominating and corporate governance committee determines to be appropriate under the circumstances.  The nominating and corporate governance committee will consider nominees for our board of directors recommended by shareholders, using the same criteria as for other candidates.

The nominating and corporate governance committee has the authority to retain a search firm to be used to identify director candidates.  The nominating and corporate governance committee shall have authority to retain and terminate any such search firm, including authority to approve the firm’s fees and other retention terms.  The nominating and corporate governance committee shall also have authority to retain other advisors.  The Company will provide for appropriate funding, as determined by the nominating and corporate governance committee, for payment of compensation to any search firm or other advisors.

Compensation Committee.  The compensation committee consists of Messrs. Gotsch, Sexton, and Sheffield.  Mr. Gotsch serves as the Chairperson.  The board has determined that each of Messrs. Sexton and Sheffield are independent for purposes of Rule 4200(a) (15) of NASDAQ’s Marketplace Rules.  As required by applicable NASDAQ rules, we intend for the compensation committee to be fully independent within one year of our initial public offering.

The compensation committee was established in connection with our initial public offering in was established in connection with our initial public offering in June 2006 and met 2 times between June 2006 and December 31, 2006.  The board has adopted a compensation committee charter, a copy of which may also be found by accessing the “Investor Relations” section of our website at http://www.houwire.com and clicking on the “Corporate Governance” link.

The principal duties and responsibilities of the compensation committee are as follows:

•	to provide a general review of compensation and benefit plans to ensure they meet the Company’s objectives;

•	to review the chief executive officer’s recommendations on compensation of executive officers and make recommendations for adopting and changing major compensation policies and practices; and

•	to fix the annual compensation of the chief executive officer and administer the Company’s stock plans.

The compensation committee is expected, after additional independent board members are identified and elected, to be comprised of at least three independent directors who are also non-employee directors (as defined in Rule 16b-3 under the Securities Exchange Act) and outside directors (as defined in Section 162(m) of the Internal Revenue Code) who do not have “interlocking” or other relationships with us that would detract from their independence as committee members.

The compensation committee has the authority to delegate any of its responsibilities to subcommittees as it deems appropriate, provided the subcommittees are composed entirely of independent directors.  The compensation committee also may retain a compensation consultant or other advisors to assist in the evaluation of CEO or executive officer compensation.  The compensation committee  has authority to retain and terminate any such consulting firm.  The Company will provide for appropriate funding, as determined by the compensation committee, for payment of compensation to any consulting firm or other advisors employed by the compensation committee.

The CEO may not be present during any deliberations on his compensation.

Compensation Committee Interlocks and Insider Participation

Our compensation committee consists of three board members, two of which are independent board members.  Mr. Gotsch, a member of our compensation committee, is not currently considered an independent director because he is also a limited partner of CHS Management II, L.P., which is the general partner of Code, Hennessy & Simmons II, L.P.   As of the date of this proxy statement, Code, Hennessy & Simmons II, L.P. held approximately 13% of our outstanding common stock.  Please also see “Relationship with Code, Hennessy & Simmons II, L.P.” on page 10 for a discussion of our relationship with Code, Hennessy & Simmons.  There are no compensation committee interlocks.

Stockholder Recommendations for Director Nominations

As noted above, the nominating and corporate governance committee considers and establishes procedures regarding recommendations for nomination to the board, including nominations submitted by stockholders.  Recommendations of stockholders should be timely sent to us, either in person or by certified mail, to the attention of the Secretary.  Any recommendations submitted to the Secretary should be in writing and should include whatever supporting material the stockholder considers appropriate in support of that recommendation but must include the information that would be required to be disclosed under the SEC’s rules in a proxy statement soliciting proxies for the election of such candidate and a signed consent of the candidate to serve as our director if elected.  The nominating and corporate governance committee will evaluate all potential candidates in the same manner, regardless of the source of the recommendation.  Based on the information provided to the nominating and corporate governance committee, it will make an initial determination whether to conduct a full evaluation of a candidate.  As part of the full evaluation process, the nominating and corporate governance committee may conduct interviews, obtain additional background information and conduct reference checks of the candidate, among other things.  The nominating and corporate governance committee may also ask the candidate to meet with management and other members of the board.

There have been no material changes to the procedures by which security holders may recommend nominees to the Company’s board of directors since our public offering in June 2006.

Communications with Directors

Stockholders may contact the board via telephone at 866-373-6359 or via web form by accessing the investor relations section of our website at http://www.houwire.com and clicking on the “Corporate Governance” and “Contact Our Board” links.

 Code of Business Conduct

The board has adopted a Code of Business Conduct (the “Code”), a copy of which may be found by accessing the investor relations section of our website at http://www.houwire.com and clicking on the “Corporate Governance” link.  Under the Code, we insist on honest and ethical conduct by all of our directors, officers, employees and other representatives, including the following:

•	Our directors, officers and employees are required to avoid situations in which their personal, family or financial interests conflict with those of the Company.

•	Our directors, officers and employees must refrain from engaging in any activities that compete with the Company, or which may compromise its interests.

•

Our directors, officers and employees must refrain from taking any business or investment opportunity discovered in the course of employment with or service to the Company that the director, officer, or employee knows, or should have or has reason to know, would benefit the Company.

•	Our directors, officers and employees must comply with all applicable governmental laws, rules and regulations.

We are also committed to ensuring that all disclosures in reports and documents that the Company files with the SEC, as well as other public communications made by the Company, are full, fair, accurate, timely, and understandable.  Further, we will comply with all laws, rules and regulations that are applicable to our activities and expect all of our directors, officers, and employers to obey the law.  Any violation of applicable law or any deviation from the standards embodied in this Code will result in appropriate corrective and disciplinary action, up to and including termination of employment.  Any director, officer, or employee who in good faith believes or suspects that any portion of this Code has been violated should report such violation to the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Executive Officers and Directors

We have entered into various restricted securities agreements with eight current employees, including Charles A. Sorrentino, whose agreement is dated December 31, 1998 and amended June 28, 2000 and April 26, 2006, and Nicol G. Graham, whose agreement is dated September 11, 1997. The agreements apply to any shares of our stock that the employees own or acquire, including shares issued upon exercise of options. Pursuant to these agreements Messrs. Sorrentino and Graham are limited in their ability to sell shares in the open market. These agreements provide Messrs. Sorrentino and Graham the rights to include their shares of our common stock in future registration statements that we file. The agreements with Messrs. Sorrentino and Graham may be terminated upon the mutual agreement of the Company, Code, Hennessy & Simmons II, L.P. and the executive or a  holder of 70% or more of the securities issued to the executive. In addition, the agreements terminate automatically upon a sale of the Company, other than in a public offering. The agreements contain rights in favor of us and Code, Hennessy & Simmons II, L.P. to repurchase shares held by these employees upon termination of employment and are otherwise similar to provisions contained in our Investor Securities Agreement and are summarized under “—Investor Securities Agreement” below.

Peter M. Gotsch is a limited partner of CHS Management II, L.P.  See “—Relationship with Code, Hennessy & Simmons II, L.P.” below.

Relationship with Code, Hennessy & Simmons II, L.P.

We entered into a management agreement in 1997 with CHS Management II, L.P., which is an affiliate of Code, Hennessy & Simmons II, L.P., our largest stockholder. The management agreement provided for CHS Management II to provide us with management services, for which we paid to CHS Management II an annual management fee of $500,000 in monthly installments. The management agreement also provided for us to reimburse CHS Management II for reasonable direct expenses incurred in providing management services to us. The management agreement was terminated in connection with the initial public offering in June 2006.

In connection with the initial public offering, we entered into a registration rights agreement with Code, Hennessy & Simmons II, L.P. The agreement provides that, at the request of Code, Hennessy & Simmons II, L.P., we will register under the Securities Act any shares of common stock currently held or later acquired by Code, Hennessy & Simmons II, L.P. for sale in accordance with its intended method of disposition. This offering is being made pursuant to such a demand by Code, Hennessy & Simmons II, L.P. Code, Hennessy & Simmons II, L.P. also has the right to include the shares of our common stock that it holds in registrations of common stock that we initiate on our own behalf or on behalf of other stockholders.

Investor Securities Agreement

In 1997, we entered into an Investor Securities Agreement with Code, Hennessy & Simmons II, L.P. and all of our non-employee stockholders to provide for certain restrictions on the disposition of our common stock and to agree to other matters regarding the ownership and transfer of our shares, including rights of first refusal in favor of us and Code, Hennessy & Simmons II, L.P. and restrictions on transfer without board approval or to a competitor. Although a number of the provisions in the Investor Securities Agreement terminated upon completion of our public offering in June 2006, other provisions remain in effect. The Investor Securities Agreement may be terminated upon the mutual agreement of the Company and the holders of more than 70% of our outstanding shares of common stock. It also terminates automatically upon a sale of the Company other than in a public offering.

The stockholders who are parties to the Investor Securities Agreement have registration rights similar to those we granted to Messrs. Sorrentino and Graham and to certain other current and former employees under their restricted securities agreements. These rights provide that, when a registration statement is filed with the SEC registering shares of our common stock, then the stockholders having registration rights may require us to include shares owned by them in the registration. If the registration includes shares offered by Code, Hennessy & Simmons II, L.P., then each stockholder may include the same percentage of his or her shares as Code Hennessy & Simmons is including of its shares. Our obligation to register shares is subject to certain limitations. Among other things, if any stockholder exercises this registration right, then we may elect not to proceed with a registration. If any underwriter advises us that the number of shares requested to be included in the registration would adversely affect the offering, then we may reduce the number of shares offered by stockholders that are included in the registration. We must pay all expenses incurred in connection with the registration, except that the selling stockholders must bear the underwriting and brokerage discounts and commissions on the sale of their shares and the fees of their own lawyers, accountants and other advisers.

The parties to the Investor Securities Agreement, as well as all employees having restricted securities agreements, have agreed to limit their sales of our stock in the open market for as long as Code, Hennessy & Simmons II, L.P. continues to own more than 30% of our outstanding stock. These limitations apply to any calendar quarter during which we are subject to a standstill agreement with underwriters, and to the immediately following calendar quarter. A standstill agreement is an agreement we enter into in connection with any public offering or other public sale of our stock that limits our right to offer or sell our stock except in such offering or sale. The provisions of the Investor Securities Agreements and restricted securities agreements effectively limit the aggregate number of shares of our stock that may be sold during the relevant calendar quarters by all current stockholders to 1% of our outstanding common stock. Following this offering, Code, Hennessy & Simmons II, L.P. will no longer own more than 30% of our outstanding stock; therefore, the limitations described in this paragraph terminate upon the closing of this offering.

Indebtedness and Payments to Related Parties

In 1997, we issued approximately $9.0 million of 14.0% junior subordinated promissory notes due 2007 to certain of our stockholders and officers, including Code, Hennessy & Simmons II, L.P. and Nicol G. Graham. We repaid a portion of these notes in 2004 and the balance in 2005. In 2005 we paid interest on these notes to Code, Hennessy & Simmons II, L.P. and Mr. Graham in the amounts of $5,570,000 and $88,000, respectively. There is currently no indebtedness to related parties.

In December 2005, we declared a $20.0 million special dividend in order to provide a return on investment to our stockholders, to whom we had not previously paid any dividends. We were under no contractual or other obligation to distribute the dividend. We distributed the dividend to our stockholders in proportion to their ownership percentages of our stock. Accordingly, Code, Hennessy & Simmons II, L.P. received a dividend payment of $15,296,052, Mr. Sorrentino received a dividend payment of $1,932,281 and Mr. Graham received a dividend payment of $249,026. We borrowed substantially all of the funds needed to pay the dividend under our revolving credit facility, which is with lenders that are not related to us.

DIRECTOR COMPENSATION

The following table sets forth all compensation paid to each of our non-employee directors in 2006:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(3)	Total ($)
Peter M. Gotsch(1)	—	—	—
I. Stewart Farwell(2)	19,000	55,567	74,567
Robert G. Hogan(1)	—	—	—
Wilson B. Sexton(2)	22,000	50,167	72,167
William H. Sheffield(2)	19,000	50,580	69,580
Scott L. Thompson(2)	23,500	55,567	79,067

(1)	Messrs. Gotsch, Hogan and Sorrentino do not receive any directors’ fees or option grants for their service as directors.

(2)

Terms of Office.   Mr. Farwell was elected as a director effective July 19, 2006, Mr. Sexton was elected as a director on May 11, 2006, Mr. Sheffield was elected as a director on August 11, 2006 and Mr. Thompson was elected as a director on July 19, 2006.

(3)

Option Awards.   This column shows the dollar amount we recognized for financial statement reporting purposes in 2006 in accordance with SFAS No. 123(R) for all option awards granted to each non-employee director. See footnote 8 to the Consolidated Financial Statements contained elsewhere in this prospectus for a discussion of the assumptions we made in the valuation of these restricted stock unit awards. The grant date fair value of each option award listed in this column is as follows:  Mr. Farwell, $123,777 (related to option to purchase 15,000 shares granted on July 19, 2006); Mr. Sexton, $95,054 (related to option to purchase 15,000 shares granted on May 11, 2006); Mr. Sheffield, $130,667 (related to option to purchase 15,000 shares granted on August 11, 2006); and Mr. Thompson, $123,777 (related to option to purchase 15,000 shares granted on July 19, 2006). As of the date of this prospectus, each non-employee director holds the following number of stock options: Mr. Gotsch—0; Mr. Farwell—15,000; Mr. Hogan—0; Mr. Sexton—15,000; Mr. Sheffield—15,000 and Mr. Thompson—15,000.

Perquisites paid or provided to directors in 2006 were significantly less than the SEC’s minimum threshold for disclosure ($10,000).

Independent members of the board of directors receive an annual retainer of $30,000, paid quarterly. All independent directors are also entitled to receive $1,500 for each board meeting attended and $1,000 for each committee meeting, with half the applicable amount paid in connection with a telephonic meeting. The chairman of each of the audit committee and compensation committee is entitled to receive an additional $5,000 per year. All fees may be paid in cash or shares of our common stock, at the choice of the director.

In addition, upon election to the board, each independent director receives a one-time grant of an option exercisable for 15,000 shares of our common stock. Upon reelection, independent directors also receive an annual grant of an option exercisable for 5,000 shares. All options become exercisable one year after the date of grant. Exercise prices are set at fair market value at the date of grant. Options may be forfeited in the event the director terminates, other than by retirement, his or her relationship with us. During 2006, Messrs. Farwell, Sexton, Sheffield and Thompson each received a grant of an option exercisable for 15,000 shares upon his election to the board.

We reimburse members of our board of directors for any out-of-pocket expenses they incur in connection with services provided as directors.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our compensation committee is empowered to review the chief executive officer’s recommendations on compensation of our senior management and to make recommendations regarding major compensation policies and practices. The compensation committee reports its recommendations to the full board of directors for approval and authorization. The compensation committee is also responsible for setting the annual compensation of the chief executive officer and administering our stock plans, including approving the number and distribution of options under the plans. The committee is charged with recommending, for the approval of the full board of directors, the annual compensation and compensation procedures for our senior management, including our executive officers.

Objectives of Compensation Program

Our compensation program aims to attract and retain qualified, energetic employees who are enthusiastic about our mission and culture. A further objective of our compensation program is to provide incentives and reward each employee for his or her contribution to the Company. In addition, we strive to promote an ownership mentality among key leadership and the board of directors. Finally, we endeavor to ensure that our compensation program is perceived as fundamentally fair to all stakeholders.

What Our Compensation Program is Designed to Reward

Our compensation program is designed to reward each employee’s contribution to the Company. In measuring an officer’s contributions, the compensation committee considers a number of factors, including our profitable growth and the achievement of financial performance targets. The total compensation package for each member of our senior management includes incentive compensation that is based primarily on the achievement of financial performance targets. In 2006, EBITDA was the primary basis for determining incentive compensation. In its simplest definition, EBITDA is equivalent to operating earnings before interest expense, taxes, depreciation and amortization. The target for fiscal year 2006 was based in part upon the incremental improvement in our overall EBITDA over 2005. We have not used stock price performance as a factor in determining annual compensation, because the price of our common stock is subject to a variety of factors outside our control. For 2007, the compensation committee established performance targets for our incentive compensation based on achieving certain operating income, revenue and inventory turn thresholds.

Elements of Company’s Compensation Plan and Why We Chose Each (How It Relates to Objectives)

Annual senior management compensation consists of a base salary component, an incentive component and stock options.

Base Salary. We seek to provide our senior management with a level of a base salary in the form of cash compensation appropriate to their roles and responsibilities. Base salaries for members of our senior management are established based on each officer’s qualifications and experience, scope of responsibilities, future potential and past performance. Base salaries are reviewed annually and adjusted as necessary to realign salaries with market levels, after taking into account individual responsibilities, performance and experience.

Incentive Cash Bonuses. Our practice is to award incentive cash bonuses to our senior management based upon their individual performance, as well as performance objectives of the Company.

For 2006, Mr. Sorrentino’s incentive bonus was paid pursuant to his employment agreement with the Company and was based on achieving an EBITDA target of $25.5 million. Under Mr. Sorrentino’s employment agreement, Mr. Sorrentino’s potential bonus was as follows:

•	If we achieved less than 85% of the target for a fiscal year, then no incentive bonus is paid for that fiscal year.

•	If we achieved 100% of the target for 2006, then the incentive bonus for 2006 would have been equal to 50% of the base salary for 2006.

•	If we achieved 115% or more of the target for 2006, then the incentive bonus for 2006 would have been equal to 100% of the base salary for 2006.

•

If we achieved a percentage of the target for 2006 that was between any two of the 85%, 100% or 115% thresholds referred to above, then the incentive bonus in 2006 would have been a percentage of the base salary for that fiscal year calculated on a straight line basis between the percentage that would apply at those two thresholds.

Under Mr. Sorrentino’s agreement, the board of directors (or the compensation committee) establishes the specific performance targets for Mr. Sorrentino no later than sixty days after the beginning of each fiscal year. Mr. Sorrentino must agree with the performance target established, and the performance target must be consistent with our business plan approved by the board of directors for such fiscal year. Because of our performance in 2006, Mr. Sorrentino received the maximum payout of 100% of current base salary. For 2007, Mr. Sorrentino’s bonus is based on achieving operating income targets.

For 2006, the incentive bonus for Mr. Graham (as well as for other members of senior management) was paid pursuant to our Senior Management Bonus Program. For each participant under the program, the potential bonus award was based on the participant’s salary at the end of the year. In order for any bonus to be paid, we needed to achieve an EBITDA  threshold of $23.0 million (as set by the compensation committee) for the year. If the threshold was met, then the participant would have received a “basic” bonus equal to a percentage (ranging from 0% to 30%) of his or her salary, depending on our performance with respect to targets established for three incentive factors: EBITDA, revenue and inventory turns. 70% of the bonus was based on meeting the established targets for EBITDA, 20% of the bonus was based on meeting the established targets for revenue, and 10% of the bonus was based on meeting the established targets for inventory turns. The full basic bonus of 30% of salary was available if we achieved the maximum target for each of the three incentive factors. The bonus available for each incentive factor was calculated on a stand-alone basis (provided the EBITDA threshold was met) and was calculated on a pro rata, straight line basis between the 0% and 30% level, provided the specific target for such incentive factor was met.

The program also provided that a bonus equal to an additional 5% of salary could have been awarded in the event that we made one or more acquisitions during the relevant year and the acquired businesses met established financial goals. The maximum bonus paid (the basic bonus plus the additional bonus) could not exceed 35% of the participant’s base salary. Under the program, all bonuses are payable the year following the year for which performance is being measured, after receipt of (and subject to) the audit of the financial statements for the relevant year. No award is paid under the program for any full or partial year to a participant whose employment terminates prior to the time the bonus is paid. In all cases, the payment is in the discretion of the compensation committee, and the compensation committee retains the right to terminate a participant’s participation in the bonus program at any time, in which case no bonus may be paid. For 2006, Mr. Graham’s bonus potential was set at 30% of his salary at December 31, 2006, and, based on our 2006 performance, Mr. Graham received the maximum payment under the program.

For 2007, the Senior Management Bonus Program is similar to the program in 2006. However, for 2007 the incentive factors are based on achieving operating income, revenue and inventory turn targets and the range in “basic” bonus percentage to any officer is between 0% and 40% of his or her salary. In addition, for 2007, the compensation committee established an additional award potential in the event we achieve certain sales thresholds with respect to certain proprietary products and maintain established gross margins. For 2007, the maximum bonus payable (the basic bonus plus any additional bonus) cannot exceed 55% of the participant’s base salary.

Equity Awards. In addition to base salary and incentive compensation, each member of our senior management is eligible to receive stock option grants under our stock plan. We believe that through our broad-based plan, the economic interests of our employees, including our executives, are more closely aligned to those of the stockholders. The number of stock options granted to each executive officer is made on a discretionary basis rather than pursuant to a formula by the compensation committee after consideration of the CEO’s recommendations.

How the Company Chose Amounts and/or Formulas for Each Element

In 2007, our compensation committee engaged Pearl Meyer & Partners to review Mr. Sorrentino’s compensation package and to provide a market perspective to the compensation committee with respect to Mr. Sorrentino’s compensation. The compensation committee reviewed the information prepared by Pearl Meyer & Partners, and then entered into negotiations with Mr. Sorrentino regarding an appropriate long-term incentive grant. During these negotiations, the committee considered Mr. Sorrentino’s tenure with us, our financial results and the success of our initial public offering. The committee also considered the fact that Mr. Sorrentino had not received any equity-based compensation in the past four years and that Mr. Sorrentino had requested that his compensation contain a greater equity component than it currently does. Based on these negotiations, the compensation committee determined to grant to Mr. Sorrentino an option to purchase 500,000 shares of our common stock at a price of $26.19 per share, which was the closing price of our common stock on the date of the grant.  This option vests in two equal installments on March 9, 2011 and 2012.

The committee believes that this grant will align Mr. Sorrentino’s compensation with the interests of stockholders and, due to the delayed vesting schedule, will assist in retaining Mr. Sorrentino as our President and Chief Executive Officer.  In the event of Mr. Sorrentino’s death or permanent disability, the option grant will vest on a pro-rata basis over the term of the vesting schedule, such that the option will vest with respect to a percentage of the shares subject to the option equal to the percentage of the vesting period during which Mr. Sorrentino served prior to his death or disability.

Each executive officer’s current and prior compensation is considered in setting future compensation. The elements of our plan (base salary, bonus and stock options) are similar to the elements used by many companies. We did not engage any consultant related to executive and/or director compensation matters for 2006, but the charter of our compensation committee authorizes that committee to engage a consultant if deemed appropriate. We do not have an exact formula for allocating between cash and non-cash compensation.

Our chief executive officer provides recommendations to the compensation committee regarding most compensation matters, including compensation of other members of key management.

With respect to current employees, we plan stock option grant dates well in advance of any actual grant. The timing of each grant is determined to coincide with a scheduled meeting of our board of directors and its compensation committee and, except in highly unusual circumstances, we will not allow discretionary option grants at other dates. The grant date is established when our compensation committee approves the grant and all key terms have been determined. The exercise price of each of our stock options grants is the market closing price on the grant date. Our general policy is for the annual grant to occur in December several weeks after the official announcement of our third quarter results so that the stock option exercise price reflects a fully-informed market price. If at the time of any planned option grant date any member of our board of directors or any executive officer is aware of material non-public information, we would not generally make the planned stock option grant. In such event, as soon as practical after material information is made public, the compensation committee would call a special meeting and otherwise take all necessary steps to authorize the delayed stock option grant. Regarding the grant process, the compensation committee does not delegate any related function, and executive officers are not treated differently from other employees.

Tax Considerations

We have structured our compensation program to comply with Internal Revenue Code Sections 162(m) and 409A. Section 162(m) of the Internal Revenue Code imposes a limitation on tax deductions of any publicly-held corporation for compensation paid to certain executives in excess of $1,000,000 in any taxable year, unless the compensation is performance-based.

Section 409A of the Internal Revenue Code addresses certain nonqualified deferred compensation benefits payable to an executive and provides that, if such benefits do not comply with Section 409A, they will be taxable in the first year they are not subject to a substantial risk of forfeiture. In such case, the executive is subject to regular federal income tax, interest and an additional federal income tax of 20% of the benefit includible in income. We have no individuals with non-performance based compensation paid in excess of the Internal Revenue Code Section 162(m) tax deduction limit.

Employment Arrangements and Payments upon Termination of Employment

We entered into an employment agreement dated April 26, 2006 with Mr. Sorrentino, our President and Chief Executive Officer, with a term that extends through April 26, 2011. It provides for a base salary of $425,000 per year, subject to annual reviews and increases (but not decreases) by our board. Mr. Sorrentino’s employment agreement also entitles him to an annual bonus of up to 100% of base salary, as described above. Mr. Sorrentino’s agreement also provides for reimbursement of reasonable business expenses, the employment benefits generally available to our executives, four weeks of vacation per year and a car allowance of $1,000 per month. Mr. Sorrentino also may participate in our 2006 Stock Plan. Under his employment agreement, Mr. Sorrentino is entitled to severance equal to two years base salary if we terminate his employment without cause, or if he terminates his employment for good reason. The employment agreement limits Mr. Sorrentino’s ability to compete with us for two years after his employment ends.

Under Mr. Sorrentino’s employment agreement, the phrases “termination without cause” and “termination for good reason” are defined as follows:

“termination without cause” shall mean a termination of Mr. Sorrentino’s employment for any reason other than by reason of the following: (i) a material breach by Mr. Sorrentino of his employment agreement or material neglect by Mr. Sorrentino of his assigned duties, which includes any failure to follow the written direction of the board of directors (other than by reason of disability), or repeated refusal by Mr. Sorrentino to perform his assigned duties (other than by reason of disability) which continues for thirty days following receipt of written notice from the board of directors; (ii) the commission by Mr. Sorrentino of any act of fraud or embezzlement against us or the commission of any felony or act involving dishonesty; (iii) the commission by Mr. Sorrentino of any act of moral turpitude which actually causes us financial harm; (iv) a material breach by Mr. Sorrentino of the terms of the confidentiality provisions contained in his employment agreement or any other confidentiality or non-disclosure agreement he has with us; or (v) Mr. Sorrentino’s commencement of employment with another company while he is employed by us without the prior consent of the board of directors.

“termination for good reason” shall mean the voluntary termination by Mr. Sorrentino of his employment, if without his prior consent: (i) we relocate our principal executive offices to a location outside the Houston, Texas metropolitan area, (ii) we materially reduce his responsibilities, duties, authority, title, or reporting relationship; or (iii) we act in any way that would reduce his base salary or if we adversely affect his participation in or materially reduce his benefit under any of our benefit plans in which he is participating; provided, however, that a “termination for good reason” shall not be permitted unless Mr. Sorrentino has given us at least thirty days’ prior written notice that he has a basis for such a termination, the notice specifies the facts and circumstances constituting a basis for such a termination, and we do not remedy such facts and circumstances constituting the basis for his termination for good reason within the thirty-day period.

Assuming that Mr. Sorrentino had terminated his employment with us as of December 29, 2006, he would have received (whether “without cause” or “for good reason”) 24 months of his current salary in accordance with our current general payroll practices (which would equal $425,000 per year for 2007 and 2008), and a payment of $425,000, which reflects the incentive compensation to which he was entitled for 2006 under his agreement.

Our other members of senior management are elected by and serve at the discretion of the board of directors.

Summary Compensation Table

The following table and related notes sets forth information concerning the compensation paid to our Chief Executive Officer and Chief Financial Officer for fiscal year 2006. Because our Chief Executive Office and Chief Financial Officer are our only executive officers, the following compensation disclosures have been limited to those two individuals. For ease of reference, we collectively refer to these executive officers throughout this section as our “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Charles A. Sorrentino, President and Chief Executive Officer(4)	2006	$ 383,173	—	—	$ 425,000	$ 19,094	$ 827,267
Nicol G. Graham, Chief Financial Officer	2006	$ 167,000	—	$ 615	$ 52,500	$ 6,440	$ 226,555

(1)

Represents grants of options to purchase shares of the Company’s common stock made pursuant to the Company’s 2000 Stock Plan and 2006 Stock Plan. This column shows the dollar amount recognized by the Company for financial reporting purposes in 2006 in accordance with SFAS No. 123(R) for all stock options granted to each named executive officer. See footnote 8 to the Consolidated Financial Statements contained elsewhere in this prospectus for a discussion of the assumptions made by the Company in the valuation of these option awards. Under SFAS No. 123(R), the fair value of option awards is recognized as expense over the vesting period of the award except where it is accelerated for employees that are retirement-eligible or will become retirement-eligible during the vesting period. The value of the stock options reported in the “Option Awards” column is different from the grant date fair value of the stock options granted in 2006 because the “Option Awards” column includes, as required by SFAS No. 123(R), the expense of awards granted prior to 2006 where the vesting period for those awards extends into 2006 to the extent the expense was not previously accelerated due to retirement-eligibility of the employees. The expense of the option awards for Mr. Graham, who is a non-retirement-eligible employee, is spread equally over the full vesting period. In addition to the amount shown above, we expensed $11,401 in 2006 with respect to outstanding option grants to Mr. Graham that were made prior to 2006. As a private company, we accounted for those awards under APB 25 rather than SFAS No. 123(R).

(2)

The amount shown for Mr. Sorrentino represents payments made pursuant to the terms of his employment agreement. The amount shown for Mr. Graham represents payments made pursuant to the Company’s senior management incentive plan. Mr. Graham’s bonus was based on the achievement of EBITDA targets, revenue and inventory-turns targets, in each case, as approved by the Company’s board of directors in 2006, prior to our public offering and the establishment of our compensation committee.

(3)

All Other Compensation reported for Mr. Sorrentino represents a $5,500 matching contribution by the company to our 401(k) Plan, $3,094 for supplemental and long-term disability insurance premiums and $10,500 for an auto allowance. All Other Compensation reported for Mr. Graham represents a $4,175 matching contribution by the company to our 401(k) Plan, $157 for supplemental and long-term disability insurance premiums and $2,108 for personal use of an automobile.

(4)

The amount shown for Mr. Sorrentino represents payments made pursuant to the terms of his current employment agreement, since its execution on April 26, 2006, and his former employment agreement prior to April 26, 2006.

Grants of Plan Based Awards

The following table sets forth information for each named executive officer with respect to:

•       Estimated possible payouts under non-equity incentive plan awards for 2006, and

•       Stock options granted in 2006.

All Other
Option
					Awards:		Grant
		Estimated Possible Payouts			Number of	Exercise or	Date Fair
		Under Non-Equity Incentive Plan			Securities	Base Price	Value of
		Awards(2)			Underlying	of Option	Stock and
	Grant	Threshold	Target	Maximum	Options	Awards	Options
Name	Date (1)	($)	($)	($)	(#)(3)	($/sh)(4)	Awards(5)
Charles A. Sorrentino		—	212,500	425,000	—	—	—

Nicol G. Graham	12/20/2006	—	26,250	52,500	10,000	$ 21.73	$ 103,952

(1)	The “Grant Date” reflects the date on which the compensation committee acted to approve the grant of the award.

(2)

The amounts shown for Mr. Sorrentino reflect the amounts that were payable pursuant to his employment agreement and are based on performance targets established by the compensation committee and board of directors for 2006. For a description of Mr. Sorrentino’s employment agreement, please see “Employment Agreements” below. The amounts shown for Mr. Graham represent the potential payout under our Senior Management Bonus Program for 2006. Payouts under the Senior Management Bonus Program were based on performance in 2006, which has now occurred. Thus, the information in the “Threshold,” “Target” and “Maximum” columns reflect the range of potential payouts when the performance targets were set in February 2006, as described in the Compensation Discussion and Analysis section under the caption “Annual Incentive Compensation.” The amounts actually paid under the Senior Management Bonus Program for 2006 appear in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(3)	This column shows the number of shares that may be issued to the named executive officers upon exercise of stock options granted in 2006.

(4)	The exercise price for all stock options granted in 2006 was the closing sale price of our common stock on the date of grant as reported by The Nasdaq Global Market.

(5)

The grant date fair value of the option awards was computed in accordance with SFAS No. 123(R). See footnote 8 to the Consolidated Financial Statements contained elsewhere in this prospectus for a discussion of the assumptions made in the valuation of these option awards.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information for each named executive officer with respect to each stock option to purchase common stock that had not been exercised and remained outstanding at December 31, 2006.

Option Awards
	Number	Number
	of	of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised	Option
	Options	Options	Exercise	Option
	(#)	(#)	Price	Expiration
Name	Exercisable	Unexercisable	($)	Date
Charles A. Sorrentino	—	—	—	—

Nicol G. Graham	—	750(1)	$ 0.53	1/1/2012
	—	1,500(2)	$ 0.53	1/1/2014
	1,875	7,500(3)	$ 2.67	12/30/2015
	—	10,000(4)	$ 21.73	12/19/2016

(1)	The remaining options under this grant vested on January 1, 2007.

(2)	The remaining options under this grant vest in equal installments of 750 shares per year on January 1, 2007 and 2008.

(3)	The remaining options under this grant vest in equal installments of 1,875 shares per year on December 31, 2007, 2008, 2009 and 2010.

(4)	The options under this grant vest in equal installments of 2,000 shares per year on December 20, 2007, 2008, 2009, 2010 and 2011.

Option Exercises and Stock Vested

The following table sets information for each named executive officer with respect to:

•       The exercise during 2006 of stock options to purchase shares of our common stock, and

•       The dollar amount realized upon exercise of the stock options.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Charles A Sorrentino	—	—
Nicol G. Graham	5,250	$ 65,450

(1)

Value Realized on Exercise.   The value realized on the exercise of stock options represents the pre-tax difference between the option exercise price and $13.00, the offering price of our common stock in our initial public offering, multiplied by the number of shares of common stock covered by the stock options held by Mr. Graham.

Defined Pension Plans, Non-Qualified Defined Contribution Plans and Non-Qualified Deferred Compensation Plans

We do not maintain any defined benefit plans, non-qualified defined contribution plans or non-qualified deferred compensation plans.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors has furnished the following report to the stockholders of the Company in accordance with rules adopted by the SEC.

The Compensation Committee of the Company states that the Committee reviewed and discussed with management the Company’s Compensation Discussion and Analysis contained in this proxy statement.

Based upon the review and discussions referred to above, the Compensation Committee recommended to the Board of Directors that the Company’s Compensation Discussion and Analysis be included in this proxy statement.

This report is submitted on behalf of the members of the Compensation Committee:

Members of the Compensation Committee
Peter M. Gotsch
William H Sheffield
Wilson B. Sexton
Dated: March 12, 2007

REPORT OF THE AUDIT COMMITTEE TO THE BOARD OF DIRECTORS

The Audit Committee of the board is responsible for providing oversight of our accounting and financial reporting functions.  The board appoints the Audit Committee and its chairman annually, with the Committee consisting of at least three directors.  The Audit Committee operates under a formal charter, which is available on the Company’s website at http:www.houwire.com and by clicking on the “Corporate Governance” link.  The Audit Committee charter sets forth in detail the duties and responsibilities of the Audit Committee.

The Audit Committee received the written disclosures and the letter from Ernst & Young LLP, the Company’s independent registered public accounting firm, that are required by the Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T.  The disclosures described the relationships and fee arrangements between the firm and the Company.  Consistent with Independence Standards Board Standard No. 1 and the rules and regulations of the SEC, the Audit Committee considered whether the provision of non-audit services by the independent registered public accounting firm to the Company for the fiscal year ended December 31, 2006 is compatible with maintaining Ernst & Young LLP’s independence and has discussed with Ernst & Young LLP the firm’s independence from the Company.

Management is responsible for the Company’s financial reporting process including its system of internal controls, and for the preparation of the consolidated financial statements in accordance with generally accepted accounting principles.  Ernst & Young LLP, is responsible for auditing those financial statements and issuing a report thereon.

The Audit Committee reviewed and discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.  The Audit Committee reviewed and discussed with management and the Company’s independent registered public accounting firm the audited financial statements of the Company for the year ended December 31, 2006.

Based on the above-mentioned reviews and discussions with management and the Company’s independent registered public accounting firm, the Audit Committee, exercising its business judgment, recommended to the board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the SEC.

This report is submitted on behalf of the members of the Audit Committee:

Peter M. Gotsch
Wilson B. Sexton
Scott L. Thompson, Chairman
Dated: March 23, 2007

PRINCIPAL INDEPENDENT ACCOUNTANT FEES AND SERVICES

Audit Committee’s Pre-Approval and Procedures

The audit committee is responsible for the appointment, compensation, retention and oversight of the work of Ernst & Young LLP, our independent registered public accounting firm. The independent registered public accounting firm reports directly to the audit committee. As part of its responsibility, the Committee established a policy requiring the pre-approval of all audit and permissible non-audit services performed by the registered public accounting firm. In pre-approving services, the audit committee considers whether such services are consistent with the SEC’s rules on auditor independence.

Prior to the engagement of the registered public accounting firm for an upcoming audit/non-audit service period, defined as a twelve-month timeframe, Ernst & Young LLP submits a detailed list of services expected to be rendered during that period as well as an estimate of the associated fees for each of the following four categories of services to the Audit Committee for approval:

•           Audit Services consist of services rendered by an external auditor for the audit of our annual consolidated financial statements (including tax services performed to fulfill the auditor’s responsibility under generally accepted auditing standards) and internal controls and reviews of financial statements included in Form 10-Qs, and includes services that generally only an external auditor can reasonably provide, such as comfort letters, statutory audits, attest services, consents and assistance with and review of documents filed with the SEC.

•            Audit-Related Services consist of assurance and related services (e.g. due diligence) by an external auditor that are reasonably related to audit or review of financial statements, including employee benefit plan audits, due diligence related to mergers and acquisitions, and accounting consultations.

•            Tax Services consist of services not included in Audit Services above, rendered by an external auditor for tax compliance, tax consulting and tax planning.

•            Other Non-Audit Services are any other permissible work that is not an Audit, Audit-Related or Tax Service.

Circumstances may arise during the twelve-month period when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the audit committee requires specific pre-approval before engaging the independent auditor.

The table below summarizes the fees billed by our independent registered public accounting firm, Ernst & Young LLP, for the fiscal years ended December 31, 2005 and December 31, 2006.

Year	Audit	Audit-Related	Tax	All Other	Total
2006	$947,137	$ —	$36,585	$ —	$983,722
2005	$230,993	$ —	$15,508	$ —	$246,501

(1)           Audit fees include fees for professional services rendered for the audit of our annual consolidated financial statements and, beginning in fiscal 2005, the audit of our internal controls and the reviews of the interim financial statements included in our Forms 10-Q.  For 2006, the audit fees include fees of $454,427 related to audit work performed in connection with our public offering in June as well as other fees for services performed in connection with the filing of our Form S-8 in 2006.

(2)           There were no audit-related services for fiscal 2006 and 2005.

(3)           Tax fees represent professional services related to tax compliance and consulting.

The audit committee has considered the compatibility of the provision of services covered by the preceding paragraph with the maintenance of the principal accountant’s independence from the Company and has determined that the provision of such services is not incompatible with the maintenance of such independence.  The audit committee annually reviews the performance of the independent registered public accounting firm and the fees charged for their services.

PROPOSAL NO. 2 — APPROVAL OF 2006 STOCK PLAN

Our 2006 Stock Plan was approved by our board in March 2006 and by our stockholders immediately before our initial public offering in June 2006.  Because the 2006 Stock Plan was approved by our stockholders prior to our initial public offering, we have determined to submit the 2006 plan to our public stockholders for their approval.

We intend to make awards of stock options and restricted stock under the 2006 plan to key employees and directors.  We want to recognize the contributions made by our key employees, provide them with additional incentives to devote themselves to our future success and improve our ability to attract and retain employees.  We also want to provide additional incentives to members of our board of directors to serve on the board and dedicate themselves to our future success.

Eligibility. The compensation committee, in its sole discretion, may select to be a participant in the plan any employee or director of the Company.  The compensation committee may also determine the time or times at which awards will be granted, the form and amount of each award, the expiration date of each award, the time or times within which the awards may be exercised, the cancellation of the awards and the other limitations, restrictions, terms and conditions applicable to the grant of the awards.  Subject to certain limitations, the compensation committee may also delegate its authority to grant awards to certain employees and to determine the terms and conditions thereof to such officers of the Company as it may determine in its discretion.  Approximately 21 employees and 4 directors (Messrs. Farwell, Sexton, Sheffield and Thompson) were eligible to participate in the plan in 2006.

Plan Administration.  While the board has authority to administer the 2006 plan, the board also has authority to delegate administration of the 2006 plan to the compensation committee so long as the committee is comprised of two or more directors who satisfy the “non-employee director” definition under Rule 16b-3 of the Securities Exchange Act and the “outside director” definition under Section 162(m) of the Internal Revenue Code.  Until such time as the board has two members who are both non-employee directors and outside directors, the committee may be composed otherwise.  The board or committee, as applicable, has full authority to select the individuals who will receive awards under the 2006 plan, determine the form and amount of each of the awards to be granted, and establish the terms and conditions of awards.  The board has delegated its authority under the 2006 plan to the compensation committee.  To the extent the board delegates its authority, references in this summary to the board mean the committee.

Number of Shares of Common Stock.  The total number of shares of our common stock that may be issued under the 2006 plan is 1,800,000.  Of these shares: (i) the maximum number issuable as stock options to any employee in any calendar year is 500,000, (ii) the maximum number issuable as incentive stock options is 1,800,000, and (iii) the maximum number that may be used for restricted stock awards is 1,800,000.  As of April 1, 2007, there were 1,105,000 shares of stock available under the 2006 plan.

Shares issuable under the 2006 plan may be authorized but unissued shares or treasury shares.  If any award expires, terminates or is forfeited or cancelled for any reason, the shares subject to the award will again be available for issuance.  In addition, any shares subject to an award that are delivered to or withheld by us as payment for an award or for withholding taxes due in connection with an award will again be available for issuance, and only the net number of shares delivered to the participant will count toward the number of shares issued under the 2006 plan.  The number of shares issuable under the 2006 plan is subject to adjustment in the event of any reorganization, recapitalization, stock split or dividend, merger, consolidation, split-up, spin-off, combination, subdivision or any similar corporate transaction.  In each case, the board has the discretion to make adjustments it deems necessary to preserve the intended benefits under the 2006 plan.

Information relating to awards which have been granted to the executive officers named in the Summary Compensation Table is presented in the various tables located in this proxy under the captions “Director Compensation” and “Executive Compensation.”  As of April 1, 2007, 500,000 options had been granted at an exercise price of $26.19 to Charles A. Sorrentino; 21,625 options had been granted at exercise prices ranging from $0.53 to $21.73 to Nicol G. Graham; 15,000 options had been granted at an exercise price of $13.00 to Wilson B. Sexton; 15,000 options had been granted at an exercise price of $16.98 to I. Stewart Farwell; 15,000 options had been granted at an exercise price of $17.98 to William H. Sheffield; and 15,000 options had been granted at an exercise price of $16.98 to Scott L. Thompson.

Term of Plan.  Our board can grant awards under the 2006 plan for 10 years following its adoption, or until March 23, 2016.  Awards outstanding on that date will continue to be subject to the terms of the plan.

Awards to Employees.  The 2006 plan provides for discretionary awards of stock options and restricted stock to selected employees and directors.

Stock Options.  Our board may grant non-qualified or incentive stock options to selected employees and non-qualified stock options to non-employee directors.  The board may set the terms and conditions applicable to the options, including the exercise price of the option, type of option and the number of shares subject to the option.  In any event, each option will expire 10 years from the date of grant.

In addition, an incentive stock option is subject to the following rules: (i) the aggregate fair market value (determined at the time the option is granted) of the shares of common stock with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year (under all of our stock option plans) cannot exceed $100,000, and, if this limitation is exceeded, the portion of the incentive stock option that does not exceed this dollar limit will be an incentive stock option and the remainder will be a non-qualified stock option; and (ii) if an incentive stock option is granted to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of our stock, the exercise price will be 110% of the closing price of our stock on the date of grant and the incentive stock option will expire no later than five years from the date of grant.

Restricted Stock.  Our board may grant stock awards, including restricted stock awards, to directors and selected employees, either for no consideration or for such appropriate consideration as the board determines.  The board has the discretion to determine the number of shares awarded and any restrictions, terms and conditions of the award.  Subject to the restrictions, the recipient of an award will be a stockholder with respect to the shares awarded to him or her and will have the rights of a stockholder with respect to the shares, including the right to vote the shares and receive dividends, if any, on the shares.

Our board may establish, as restrictions on the stock, performance goals and targets for participants, which lapse if we achieve the performance goals and targets for the designated performance period.  The performance goals may be based on one or more business criteria.  Performance goals may be absolute in their terms or measured against or in relationship to the performance of other companies or indices selected by the board.

Payment of Stock Options and Withholding Taxes.  Our board may permit a participant to pay the exercise price of an option or pay the minimum amount of any required withholding tax applicable to any award by one or more of the following methods: cash; cash received from a broker-dealer to whom the employee has submitted an exercise notice and irrevocable instructions to deliver to us the sales proceeds in order to pay the exercise price or withholding tax; by directing us to withhold shares otherwise issuable in connection with the award; or delivery of previously acquired shares of stock that are acceptable to the board.

Tax Aspects with Respect to Grants Under the Plan. The following discussion summarizes the general principles of federal income tax law applicable to awards granted under the plan.  A recipient of a nonqualified stock option will not recognize taxable income at the time of grant, and the Company will not be allowed a deduction by reason of the grant.  The option holder will recognize ordinary income in the taxable year in which the option holder exercises the nonqualified stock option, in an amount equal to the excess of the fair market value of the shares of common stock received at the time of exercise of the option over the exercise price of the option, and the Company will be allowed a deduction in that amount.  Upon disposition of the common stock subject to the option, an option holder will recognize long-term or short-term capital gain or loss, depending upon the length of time the common shares were held prior to disposition.

A recipient of an incentive stock option will not recognize taxable income upon either the grant or exercise of the incentive stock option.  Upon the exercise of an incentive stock option, the holder does not recognize ordinary income if at all times beginning on the grant date and ending three months before the exercise date, the holder was a Company employee and certain other requirements are met.  The option holder will recognize long-term capital gain or loss on a disposition of the common stock acquired upon exercise of an incentive stock option, provided the option holder does not dispose of those shares within two years from the date the incentive stock option was granted or within one year after the shares were transferred to the option holder.  If the option holder satisfies both of the foregoing holding periods, then the Company will not be allowed a deduction by reason of the grant or exercise of an incentive stock option.

As a general rule, if the holder of an incentive stock option disposes of the shares in a manner different than described above, the gain recognized will be taxed as ordinary income to the extent of the difference between (1) the lesser of the fair market value of the shares on the date of exercise or the amount received for the shares of common stock, and (2) the adjusted basis of the shares (which adjusted basis ordinarily is the fair market value of the common stock subject to the option on the date the option was exercised).  Under these circumstances, the Company will be entitled to a deduction in an equal amount.  Any gain in excess of the amount recognized as ordinary income on such disposition will be long-term or short-term capital gain, depending on the length of time the option holder held the shares prior to the disposition.

The amount by which the fair market value of a share of common stock at the time of exercise of any incentive stock option exceeds the exercise price will be included in the computation of such option holder’s “alternative minimum taxable income” in the year the option holder exercises the incentive stock option.

Stock awards that  are not subject to restrictions are taxable as ordinary income to the holder and deductible by the Company in the year awarded in an amount equal to the fair market value of the shares received.  Upon the vesting of restricted stock awards, the holder will realize ordinary income in an amount equal to the fair market value of the unrestricted shares at that time and the Company will receive a corresponding deduction.  The holder of a restricted stock award can elect to recognize ordinary income on the date of grant equal to the fair market value of the stock. In such event, any further appreciation in the value of the stock will be taxed at capital gains rates upon sale or other disposition.

Provisions Relating to a Change in Control.  If there is a change in control (as defined in the 2006 plan), all outstanding awards will become fully exercisable and all restrictions applicable to any awards will terminate or lapse.  In addition, our board has sole discretion to provide for the purchase of outstanding stock options for cash equal to the difference between the exercise price and the then fair market value of the common stock subject to the option, make adjustments to any outstanding awards as the board deems appropriate to reflect the change in control, and cause any awards to be assumed by the acquiring or surviving corporation.

Amendment of Award Agreements; Amendment and Termination of the Plan.  Our board may amend any award agreement, and may amend or terminate the 2006 plan, at any time, as long as the amendment or termination does not adversely affect the rights of any participant under any agreement in any material way without the written consent of the participant, unless the amendment or termination is required by law, regulation or stock exchange rule.  No amendment to the 2006 plan or any award agreement will permit the repricing of stock options.

Board recommendation and stockholder vote required

The board of directors recommends a vote “FOR” the approval of the 2006 Stock Plan (Proposal No. 2 on the proxy card).

The affirmative vote of the holders of a majority of the votes represented at the annual meeting in person or by proxy will be required for approval.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2006 with respect to our compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance:

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Price of Outstanding Options, Warrants and Rights(3)	Number of Securities Remaining Available for Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(4)
Equity compensation plans approved by security holders(1)	195,000	$ 20.04	1,605,000
Equity compensation plans not approved by security holders(2)	242,063	$ 1.33	—

(1)             Amount shown in this column relates solely to stock options granted under our 2006 Stock Plan. The 2006 plan provides for discretionary awards of stock options and restricted stock to selected employees and directors. Our board may grant non-qualified or incentive stock options to selected employees and non-qualified stock options to non-employee directors. The board may set the terms and conditions applicable to the options, including the exercise price of the option, type of option and the number of shares subject to the option. In any event, each option will expire 10 years from the date of grant.

Our board also may grant restricted stock awards to directors and selected employees, either for no consideration or for such appropriate consideration as the board determines. The board has the discretion to determine the number of shares awarded and the restrictions, terms and conditions of the award. Subject to the restrictions, the recipient of an award will be a stockholder with respect to the shares awarded to him or her and will have the rights of a stockholder with respect to the shares, including the right to vote the shares and receive dividends, if any, on the shares. Our board may establish, as restrictions on the stock, performance goals and targets for participants, which lapse if we achieve the performance goals and targets for the designated performance period. The performance goals may be based on one or more business criteria. Performance goals may be absolute in their terms or measured against or in relationship to the performance of other companies or indices selected by the board.

(2)             Amount shown in this column relates solely to stock options granted under our 2000 Stock Plan. No further grants under the 2000 plan were made following the Company’s public offering in June 2006 and any future equity grants will be made under our 2006 Stock Plan described in Note 1 above. Under the 2000 Stock Plan the board of directors was able to grant non-qualified or incentive stock options to selected key employees and non-qualified stock options to non-employee directors. The duration of any option may not exceed 10 years from the grant date. Without the board’s approval, no shares acquired upon the exercise of an incentive stock option may be sold or otherwise disposed of by the employee within two years from the grant date of the option and within one year from the exercise date.

The board was also able to grant stock awards to key employees and directors. The award granted to any employee or director shall be for the number of shares, and subject to such vesting requirements, restrictions and other terms and conditions, as the committee shall determine in its discretion.

(3)             Weighted-average exercise price of outstanding stock options.

(4)             The amount shown does not reflect the impact of the grant on March 9, 2007 to Mr. Sorrentino of an option to purchase 500,000 shares of common stock. As a result of that grant, 1,105,000 shares of stock remain available under the 2006 plan.

ANNUAL REPORT TO STOCKHOLDERS

We have enclosed our 2006 annual report to stockholders for the fiscal year ended December 31, 2006 with this proxy statement.  The annual report includes our audited financial statements, along with other financial information about us, which we urge you to read carefully.

Our annual report on Form 10-K for the fiscal year ended December 31, 2006, as filed with the SEC, is included in the 2006 annual report to stockholders, which accompanies this proxy statement.

You can also obtain, free of charge, a copy of our annual report on Form 10-K by:

•	accessing the Investor Relations section of our website at http://www.houwire.com and clicking on the “SEC Filings” link;

•	writing to: Houston Wire & Cable Company — Investor Relations 10201 North Loop East Houston, Texas 77029; or

•	telephoning us at: (713) 609-2100.

You can also obtain a copy of our annual report on Form 10-K and other periodic filings that we make with the SEC from the SEC’s EDGAR database at http://www.sec.gov.

STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

The proxy rules of the SEC permit our stockholders, after notice to the Company, to present proposals for stockholder action in our proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action and are not properly omitted by our action in accordance with the proxy rules.  In order for any stockholder proposal to be considered for inclusion in our proxy statement to be issued in connection with our 2008 annual meeting of stockholders, that proposal must be received at our corporate headquarters, 10201 North Loop East, Houston, Texas 77029 (Attention: Investor Relations Coordinator), no later than December 4, 2007.

Our certificate of incorporation and by-laws provide that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting.  Our certificate of incorporation and by-laws provide that, except as otherwise required by law, special meetings of our stockholders can only be called pursuant to a resolution adopted by a majority of our board of directors or by our chief executive officer or the chairman of our board of directors. Stockholders are not permitted to call a special meeting or to require our board to call a special meeting.

Our by-laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board. Stockholders at our annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board or by a stockholder who was a stockholder of record on the record date for the meeting and upon giving of notice and provided that the stockholder has given to our secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting.  Specifically, our bylaws provide the following procedure in order that business may properly come before the stockholders at the annual meeting.  Among other things, stockholders intending to bring business before the annual meeting must provide written notice of such intent to the Secretary of the Company.  Such notice must be given no earlier than January 2, 2008 and no later than February 1, 2008.  In addition, the following information must be provided in the written notice: (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (2) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (3) the class and number of shares of the Corporation’s capital stock that are beneficially owned by the stockholder, (4) any material interest of the stockholder in such business and (5) a representation that the stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

If the stockholder proposes to nominate a person as a director, the written notice must be given no later than January 2, 2008 and no later than February 1, 2008 and must set forth the following information as to each proposed nominee: (1) the name, age, business address and, if known, residence address of such nominee, (2) the principal occupation or employment of such nominee, (3) the number of shares of stock of the Corporation which are beneficially owned by such nominee, and (4) any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including such person’s written consent to be named as a nominee and to serve as a director if elected.  As to the stockholder giving the notice, the following information is required: (1) the name and address, as they appear on the Corporation’s books, of such stockholder and (2) the class and number of shares of the Corporation which are beneficially owned by such stockholder.  The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

GENERAL

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5, as applicable, with the SEC. Officers, directors and shareholders owning more than ten percent of our common stock are required by the SEC regulations to furnish us with copies of all Forms 3, 4 and 5 they file.

Based solely upon its review of the Forms 3, 4 and 5 furnished to the Company pursuant to Section 16(a) of the Securities Exchange Act of 1934, the Company believes that all of its directors, officers and beneficial owners of more than 10% of its common stock filed all such reports on a timely basis during 2006.

Other Information

The expenses of preparing and mailing this proxy statement and the accompanying proxy card and the cost of solicitation of proxies, if any, will be borne by us.  In addition to the use of mailings, proxies may be solicited by personal interview, telephone and by our directors, officers and regular employees without special compensation therefore.  We expect to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of our common stock.

Unless contrary instructions are indicated on the proxy card, all shares of common stock represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted “FOR” all of the proposals described in this proxy statement.

OTHER MATTERS

Our board does not know of any other matters that are to be presented for action at the 2007 annual meeting.  Should any other matter come before the annual meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Nicol G. Graham
Vice President, Chief Financial Officer, Treasurer and Secretary

Dated: April 5, 2007

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. EasternTime the day beforethe cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

C/O AMERICAN STOCK TRANSER
6201 15TH AVE					ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
BROOKLYN, NY 11219

If you would like to reduce the costs incurred by Houston Wire & Cable Company  in  mailing  proxy  materials,  you  can  consent  to  receiving  all future  proxy  statements,  proxy  cards  and  annual  reports  electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the  instructions  above  to  vote  using  the  Internet  and,  when  prompted, indicate that you agree to receive or access stockholder communications electronically  in  future  years.

AUTO DATA PROCESSING
INVESTOR COMM SERVICES
ATTENTION:
TEST PRINT:
51 MERCEDES WAY					VOTE BY PHONE - 1-800-690-6903
EDGEWOOD, NY				2

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

11717

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Houston Wire & Cable Company, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

0000 0000 0000
NAME

HOUSTON WIRE & CABLE CO - COMMON								123, 456, 789, 012.12345

HOUSTON WIRE & CABLE CO - COMMON								123, 456, 789, 012.12345

HOUSTON WIRE & CABLE CO - COMMON								123, 456, 789, 012.12345

HOUSTON WIRE & CABLE CO - COMMON								123, 456, 789, 012.12345

HOUSTON WIRE & CABLE CO - COMMON								123, 456, 789, 012.12345

HOUSTON WIRE & CABLE CO - COMMON								123, 456, 789, 012.12345

HOUSTON WIRE & CABLE CO - COMMON								123, 456, 789, 012.12345

PAGE 2 OF 2

☒
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:							HWIRE1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HOUSTON WIRE & CABLE COMPANY

THE DIRECTORS RECOMMEND A VOTE “FOR”					02	0000000000		214958298819
ITEMS 1 AND 2.
					For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Vote on Directors
1.	To elect as Directors of Houston Wire & CableCompany the nominees listed below.

	01) Peter M. Gotsch	05) Wilson B. Sexton			☐	☐	☐
	02) Ian Stewart Farwell	06) Charles A. Sorrentino
	03) Robert G. Hogan	07) Scott L. Thompson
04) William H. Sheffield

Vote on Proposal
								For	Against	Abstain

2.	2006 Stock Option Plan for Officers and Directors of HWCC.							☐	☐	☐

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s).   If no direction is made, this proxy will be voted FOR items 1 and 2.   If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

AUTO DATA PROCESSING
INVESTOR COMM SERVICES
		Yes	No				ATTENTION:
TEST PRINT
Please indicate if you plan to attend this meeting.		☐	☐				51 MERCEDES WAY
EDGEWOOD, NY
11717

123,456,789,012
			P44280					44244K109
Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)			Date	48

HOUSTON WIRE &CABLE COMPANY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS
MAY 1, 2007

The stockholder(s) hereby appoint(s) Scott L. Thompson and Charles A. Sorrentino, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Houston Wire & Cable Company that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 a.m., CDT on May 1, 2007, at 10201 North Loop East, Houston, TX 77029, and any adjournment or postponement  thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S).  IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE CONTINUED AND TO BE SIGNED ON REVERSE SIDE